EXHIBIT 10.4

                                  SOUTH FLORIDA
                          DEVELOPMENT OPTION AGREEMENT


      THIS SOUTH FLORIDA DEVELOPMENT OPTION AGREEMENT ("Agreement") is made effective as of this 7th day of October, 1996, by and between HOPS GRILL & BAR, INC., a corporation organized and existing under the laws of the State of Florida (hereinafter referred to as "Hops"), KEVIN TOOMY, an individual residing at 7701 Newport Lane, Parkland, Florida 33067 (hereinafter referred to as "Toomy"), and TOOMY CLN, INC., a corporation organized and existing under the laws of the State of Florida (hereinafter referred to as "TC").

                       W I T N E S S E T H:

      WHEREAS, the principals of Hops own all of the issued and outstanding shares of common stock of Hops of South Florida, Inc., a corporation organized and existing under the laws of the State of Florida ("HSF");

      WHEREAS, as of the date hereof, Toomy is the sole owner of TC, subject to the limited minority interest transfers permitted under Section 9(h) hereof;

      WHEREAS, HSF, TC, Hops Partners, Inc., a Florida corporation (hereinafter referred to as "HPI"), and Kevin Torrey, the proposed Territory Area Manager (hereinafter referred to as "Torrey"), are parties to that certain Limited Partnership Agreement of even date herewith (the "Partnership Agreement") whereby HSF, TC, HPI, and Torrey formed Hops of South Florida, Ltd., a Florida limited partnership (the "Partnership") for the purpose of developing and operating, directly or indirectly, certain Hops Grill & Bar restaurants (including, but not necessarily limited to, the Initial Restaurant (as defined herein)) in the Territory (as defined herein) pursuant to the terms and conditions contained therein; and

      WHEREAS, Hops has agreed to grant to Toomy the option to participate in the development and operation of the Initial Restaurant and certain Additional Restaurant(s) (as defined herein) in the Territory (as defined herein), if any, pursuant to the terms and conditions contained herein.

      NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound thereby, agree as follows:


                                   DEFINITIONS

      The following definitions shall apply to the following terms as used in this Agreement:

      (1) "Additional Restaurants" means restaurant(s) (in addition to the Initial Restaurant) to be developed and operated in the Territory prior to the expiration or termination of Toomy's rights hereunder.

      (2) "Hops" means Hops Grill & Bar, Inc., a corporation organized and existing under the laws of the State of Florida which, either directly or through one or more subsidiaries, is the owner of all rights under the unique "Hops Grill & Bar" system of restaurant development, theme and operation.

      (3) "Hops Offer" means the notice and information served upon Toomy by Hops pursuant to Section 2(b).

      (4) "Initial Restaurant" means the first restaurant to be developed and operated, directly or indirectly, by the Partnership as described in Section 1 hereof.

      (5) "Operating Agreement" means the agreement(s) to be entered into by the Partnership (or one or more Second-Tier Partnerships) governing the development and operation of each restaurant to be developed and operated, directly or indirectly, by the Partnership within the Territory pursuant to this Agreement.

      (6) "Option Fee" shall mean the fee payable by Toomy to Hops pursuant to
Section 2(e) hereof, for the right to participate in the development and operation of Additional Restaurants.

      (7) "Option Period" shall have the meaning as set forth in Section 2(d). (

      (8) "Partnership" means the Florida limited partnership formed by HSF, TC, HPI, and Torrey pursuant to the Partnership Agreement and the laws of the State of Florida and known as Hops of South Florida, Ltd.

      (9) "Partnership Agreement" means the agreement in which HSF, Toomy, HPI, and Torrey formed the Partnership under the laws of the State of Florida for the purpose of owning and operating, directly or indirectly, certain restaurants within the Territory.

      (10) "Second-Tier Partnership" means a limited partnership that may be formed at the discretion of Hops and HSF for the purpose of developing or operating the Initial Restaurant or any Additional Restaurant(s) pursuant to this Agreement whereby (i) HSF will be a general partner which will have a one percent (1%) equity interest in such partnership, (ii) the manager of the Initial Restaurant or any Additional Restaurant(s) may be a limited partner which may have up to a ten percent (10%) equity interest in such partnership, and (iii) the Partnership will be a limited partner that will own the remaining equity interest in such partnership.

      (11) "System" shall mean a unique system owned by Hops, and associated with "Hops Grill & Bar Restaurants," which specialize in the sale of high quality, moderately priced, American food with a microbrewery and includes proprietary rights in certain valuable trade names, service marks and trademarks, including the service mark "Hops Grill & Bar", designs and color schemes for restaurant premises, signs, equipment, procedures and formulae for preparing food and beverage products, specifications for certain food and beverage products, inventory methods, operating methods, financial control concepts, training methods and teaching techniques.

      (12) "Territory" shall mean Dade, Broward, Palm Beach and Martin Counties in the State of Florida.


1.    INITIAL RESTAURANT.

      (a) On the date hereof, HSF, TC, HPI, and Torrey have executed the Partnership Agreement for the purpose of the development and operation, direct or indirect, of the Initial Restaurant. It is hereby agreed by the parties that the Initial Restaurant will be located in Plantation (Broward County), Florida and will be owned indirectly by the Partnership through a Second-Tier Partnership known as "Hops of Plantation, Ltd." which will initially be owned as follows: HSF will own a 1% interest as the sole general partner; HSF will own a 0.1% as a limited partner; and the Partnership will own a 98.9% interest as a limited partner. The parties hereby acknowledge that at the discretion of Hops and HSF, up to ten percent (10%) of

Hops of Plantation, Ltd. may be owned by a manager of the Plantation restaurant at a future date.

      (b) [REMOVED AND RESERVED.]

      (c) Upon the execution of this Agreement, Toomy shall pay to Hops a fee in the amount of seven thousand five hundred dollars (U.S.$7,500) for the right to participate with HSF, through the Partnership (and potentially a Second-Tier Partnership), in the development and operation of the Initial Restaurant. Such fee, once paid, shall be non-refundable.

      (d) Attached hereto as EXHIBIT 1(D) is the form of the Operating Agreement to be executed by HSF, the Partnership (or the Second-Tier Partnership, if appropriate) and TC relating to the Initial Restaurant. The Operating Agreement for the Initial Restaurant will be executed at the time of the execution of this Agreement.


2.    ADDITIONAL RESTAURANTS; GRANT OF OPTION.

      (a) [REMOVED AND RESERVED.]

      (b) TOOMY RIGHT OF FIRST REFUSAL. If, during the Option Period as described in Section 2(d), Hops desires, directly or indirectly, to develop Additional Restaurant(s) in the Territory, Hops shall first serve written notice (hereinafter called the "Hops Offer") to that effect upon Toomy, stating the proposed location of the Additional Restaurant(s) to be developed, reasonable demographic information regarding the location, and the estimated capital (both equity and debt) required to develop and operate such Additional Restaurant(s). Toomy shall have the option to participate in the development and operation of any such Additional Restaurant(s) upon the terms set forth in Section 3 hereof by giving written notice to Hops of the acceptance by Toomy of the Hops Offer and making payment to Hops of the Option Fee described in Section 2(e) hereof, within fifteen (15) days after the date of the Hops Offer.

      (c) RIGHT OF HOPS TO DEVELOP. In the event that Toomy fails to timely accept a Hops Offer or TC or Toomy fail to timely negotiate and execute the agreements necessary to develop and operate such Additional Restaurant(s) as provided in Section 4 hereof, Hops shall be free to develop and operate the Additional Restaurant(s) described in the Hops Offer (i) on its own, directly or indirectly through one or more subsidiaries or related entities, or (ii) with any third party upon such terms as Hops shall, in its sole discretion, elect.

      (d) OPTION PERIOD. For purposes of this Section 2, the Option Period shall commence upon the effective date of this Agreement and shall expire upon the earlier of:

         (i) the date upon which HSF or Hops (or any affiliate of Hops) shall acquire the Partnership interest of TC;

         (ii) the date upon which HSF or Hops (or any affiliate of Hops) shall acquire the direct or indirect interest of Toomy in any Additional Restaurant(s);

         (iii) the date upon which Toomy shall allow any Hops Offer to expire without acceptance or Toomy shall fail to timely negotiate and execute the agreements necessary to develop and operate any Additional Restaurant(s) as provided in Section 4 hereof; or

         (iv)   the date of the termination of this Agreement as provided in
                Section 5 hereof.

      (e) OPTION FEE. TC shall pay an Option Fee to Hops with respect to each Additional Restaurant in which Toomy shall participate pursuant to Sections 2(a) or 2(b) hereof in an amount equal to U.S. $7,500 for each Additional Restaurant. With respect to Additional Restaurants pursuant to Section 2(a) hereof, the Option Fee shall be paid by Toomy to Hops immediately prior to the time that Hops, HSF, the Partnership or any Second-Tier Partnership makes a financial commitment for the property for the Additional Restaurant either by means of lease or purchase agreement. With respect to Additional Restaurants in which Toomy shall participate pursuant to Section 2(b) hereof, the Option Fee shall be paid by Toomy with the acceptance of the Hops Offer as provided in Section 2(b) hereof. All Option Fees, once paid, shall be non-refundable.

      (f) LIMITATION. The option granted to Toomy hereunder shall extend only to Additional Restaurants (in addition to the Initial Restaurant), if any, to be developed in the Territory during the term of this Agreement as described in
Section 5 hereof (subject to the early termination of the Option Period as provided in Section 2(d) hereof), and except as may otherwise be agreed by Hops in its sole discretion in a future writing, Toomy shall have no rights with respect to any restaurants other that those specifically provided for herein.

3.    EXTENT OF PARTICIPATION.

      (a) In the event that Toomy timely accepts a Hops Offer to participate in the development and operation of the Additional Restaurant(s) pursuant to the provisions of Section 2(b) hereof, Toomy shall be entitled to participate in the development and operation of the Additional Restaurant(s) only through the Partnership (and any associated Second-Tier Partnership designated by Hops or HSF) unless otherwise approved by Hops, in its sole discretion, upon the terms provided for in this Agreement and the Partnership Agreement and Toomy shall cause TC to:

         (i) make the additional capital contributions and loan or guarantee commitments, pro rata with HSF (or Hops or an affiliate of Hops), necessary to fund the development and operation of any such Additional Restaurant(s); and

         (ii) execute the then current Operating Agreement (or similar agreements) required for the Additional Restaurant(s).

      (b) Hops' participation in any Additional Restaurant(s) may be through Hops or HSF (or any other affiliate of Hops selected by Hops), in its sole discretion.

      (c) In the event that the development of any Additional Restaurants in which Toomy shall exercise his right to participate hereunder, occurs through a Second-Tier Partnership, unless otherwise agreed upon by Toomy, the Partnership (or such other entity as designated by Hops which shall substitute for the Partnership with respect to such Additional Restaurant) shall own a minimum of eighty-eight and 9/10 percent (88.9%) of the equity of such Second-Tier Partnership.


4.    ADDITIONAL RESTAURANT AGREEMENTS.

      (a) As soon as possible (but in any event within thirty (30) days) after the mutual agreement to develop Additional Restaurant(s) as provided in Section 2(a) hereof or the acceptance by Toomy of any Hops Offer pursuant to Section 2(b) above, Toomy and TC shall, in good faith, negotiate and enter into, any amendment to the Partnership Agreement reasonably requested by Hops or HSF to effectuate the development and operation of any such Additional Restaurant(s).

      (b) OPERATING AGREEMENT. In the event that Toomy shall exercise his option to participate in the development and operation of the Additional Restaurant(s) pursuant to the provisions of Section 2(b), Toomy hereby agrees and covenants to execute with Hops and the Partnership (or any appropriate Second-Tier Partnership) an Operating Agreement that specifies the terms and conditions upon which the Additional Restaurant(s) are to be operated. Such Operating Agreement shall conform in form and substance to the form of Operating Agreement (or similar agreement) then in use by Hops; provided, however, that anything in this Agreement to the contrary notwithstanding, the Operating Agreement (or similar agreements) required to be executed by Toomy and/or TC with respect to Additional Restaurants shall not contain terms which materially and adversely alter the obligations of Toomy or TC as compared with the Operating Agreement for the Initial Restaurant.


5.    TERMINATION.

      (a) This Agreement shall terminate on the date that is four (4) years from the date of the opening of the Initial Restaurant to the public, unless sooner terminated pursuant to the terms hereof.

      (b) Hops shall have the right to terminate this Agreement immediately upon written notice to Toomy stating the reason for such termination, and Toomy shall no longer have any rights created by this Agreement in the event of:

         (i) the filing by Toomy or TC of a petition in bankruptcy or an arrangement for the benefit for reorganization; the filing against Toomy or TC of a petition in bankruptcy, an arrangement for the benefit of creditors, or petition for reorganization, not dismissed within sixty (60) days of the filing thereof; the making of an arrangement by Toomy or TC for the benefit of creditors; or the appointment of a receiver or trustee for Toomy or TC, which receiver or trustee shall not have been dismissed within sixty days of such appointment; or

         (ii) the breach by Toomy or TC of this Agreement, the Partnership Agreement or of any other agreement with HSF, Hops or any affiliate thereof or any operating or other agreement related to the Initial Restaurant or any Additional Restaurant(s). This Agreement shall not be deemed terminated because of the breach of the Partnership Agreement or any other agreement with HSF, Hops or any affiliate thereof, during any period during which Toomy or TC may cure any such breach pursuant to the terms of the Partnership Agreement or any such other agreement, as applicable.

      (c) The obligations and limitations of Toomy and TC pursuant to Section 6 and Section 9(h) below shall survive any termination of this Agreement.


6.    CONFIDENTIALITY; RESTRICTIONS UPON COMPETITION.

      (a)  CONFIDENTIALITY.

         (i) CONFIDENTIAL INFORMATION. For purposes of this Agreement, the term "Confidential Information" shall mean any and all information disclosed or made known to Toomy or TC by Hops (or its affiliates) or obtained by Toomy or TC, directly or indirectly, as a consequence of or through Toomy's association, dealings, discussions or relationship with Hops (or its affiliates), which information is not generally known in the industry in which Hops is or may become engaged, concerning Hops or Hops' products, services, operations, processes, techniques, research, engineering, development, programming, techniques of application, properties, constructions, inventions, discoveries, concepts, ideas, designs, methods, formulas, plans, organization, accounting, intellectual property, marketing, selling, purchasing, merchandising, contracting, leasing, renting, computer programming, recording, manufacturing, business plan(s), strategies, negotiations, advertising and/or promotional concepts or materials, copy, logos, customers, distributors, suppliers, agents, employees, representatives, marketing contacts, prospects, references, business associates or otherwise associated persons or entities and any and all other information which may be considered as the proprietary or intellectual property or trade secret of Hops under applicable law whether or not such information was intentionally or unintentionally disclosed or made known to Toomy or TC and whether or not such information is written or complete and as it may exist from time to time.

         (ii) USE AND DISCLOSURE OF INFORMATION. Toomy and TC recognize and acknowledge that all and each item of Hops' Confidential Information is a valuable, special, and unique asset of Hops and the System. Toomy and TC further recognize and agree that such Confidential Information must remain confidential in order to maintain its value to both Hops and to all of the restaurant operators operating under the System, both now and in the future. Accordingly, Toomy and TC will not, directly or indirectly, during or after the term of this Agreement, compete by use of, disclose, disseminate, publish or use, or permit the competition through use of, disclosure, dissemination, publishing or use of the Confidential Information, or any part thereof, to or for itself or any other person, group, firm, corporation, association, or any other entity for any reason or purpose whatsoever, except as may be required in the good faith operation of the Initial Restaurant or Additional Restaurants. Upon termination of this Agreement and the Operating Agreements relating to the Initial Restaurant and each Additional Restaurant, Toomy and TC shall immediately return to Hops all System manuals and all other documents, records, notebooks, computer disks or tape (or other computer storage media) and similar repositories containing Confidential Information, including all copies thereof, then in the possession, control or influence of Toomy or TC, whether prepared by Hops (or its affiliates), Toomy or TC or their respective employees or affiliates or others.

         (iii) BREACH OR THREATENED BREACH. In the event of a breach or threatened breach by Toomy of the provisions of this Agreement, Hops shall be entitled to an injunction (without the posting of bond), restraining Toomy from using any of the Confidential Information or from rendering any services to any person, firm, corporation, association, or other entity to whom any of the Confidential Information has been disclosed. Nothing herein shall be construed as prohibiting Hops from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from Toomy, TC and/or any party or parties to whom such disclosure has been made or who has (have) been in any way involved in such breach or threatened breach or who has (have) encouraged or solicited such breach or threatened breach or who has (have) benefitted from such breach or threatened breach. This agreement by Toomy and TC shall be construed as an agreement independent of any other provision of any agreement, and the existence of any claim or cause of action of Toomy, TC or any other person or entity, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of this Agreement by Hops or any other person, firm, corporation or entity.

      (b)  RESTRICTIONS UPON COMPETITION.

         (i) For a period which shall end upon the earlier of: (A) five (5) years following the date of the opening of the Initial Restaurant to the general public; (B) the date upon which Toomy is no longer a direct or indirect owner of the Initial Restaurant or any Additional Restaurant; or (C) the date upon which neither Toomy nor TC is responsible for any restaurant operating duties under any Operating Agreement, Toomy may not be involved, directly or indirectly, in any manner or capacity whatsoever, with any restaurant or restaurant concept, as Toomy must devote his entire business time and energy to the Initial Restaurant and the Additional Restaurants.

         (ii) In addition to, and not in limitation of, the restrictions contained in Section 6(a) hereof, during the term of this Agreement and each Operating

                Agreement and for a period of five (5) years following the termination of the last such Operating Agreement, Toomy and TC shall not, directly or indirectly, within any state of the United States (or similar jurisdiction within any foreign country) in which Hops or its affiliates operates or licenses or otherwise authorizes others to operate restaurants under the System (the "Restricted Territory"), enter into or engage in any business in competition with the business of Hops or its affiliates (or any operator of restaurants under the Hops System), as it now exists or may exist in the future, either as an individual on his own account, or as a partner, joint venturer, employee, agent, salesman, contractor, officer, director, stockholder or otherwise. For purposes of this Section 6(b)(ii), a business shall be deemed competitive with the business of Hops if it utilizes, directly or indirectly, a menu, theme, design, motif, concept, method of operation or other distinctive characteristic of the Hops System as it shall exist from time to time. While not limiting the generality of the preceding sentence, (A) any restaurant or bar operating its own microbrewery (or affiliated with an entity which operates a microbrewery) shall be deemed to be a direct competitor of Hops; and (B) an "American-style" restaurant which does not utilize, directly or indirectly, a menu, theme, design, motif, concept, method of operation or other distinctive characteristic of the Hops System as it shall exist from time to time shall not be deemed competitive with the business of Hops. This covenant on the part of Toomy and TC is made by Toomy and TC to induce Hops to enter into this Agreement with Toomy and TC and to grant Toomy and TC access to Hops' Confidential Information and Toomy and TC hereby acknowledges the sufficiency of the consideration received by him and it for this covenant. This covenant on the part of Toomy and TC shall be construed as an agreement independent of any other provision in this Agreement or any other Agreement between Toomy or TC and Hops (or any affiliate of Hops); and the existence of any claim or cause of action of Toomy against Hops (or any affiliate of Hops), whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Hops of this covenant. It is agreed by the parties hereto, however, that if any portion of this covenant is held to be unreasonable, arbitrary or against public policy, the covenant herein shall be considered divisible both as to time and geographical area; and each month of the specified period shall be deemed a separate period of time, and each state, county or other political subdivision within the Restricted Territory shall be deemed a separate geographical area so that the lesser period of time or geographical area shall remain effective so long as the same is not unreasonable, arbitrary, or against public policy. The parties hereto agree that, in the event any court determines the specified time period or the specified geographical area covered by this covenant to be unreasonable, arbitrary, or against public policy, a lesser time period or geographical area which is determined to be reasonable, non-arbitrary and not against public policy may be enforced against Toomy and TC. It is further agreed by the parties hereto that in the event of a breach or violation or threatened breach or violation by Toomy or TC of the provisions of this covenant, Hops shall be entitled to an injunction (without the provision of bond by Hops) restraining Toomy and/or TC from, directly or indirectly, engaging in business in competition with Hops in breach or violation of this covenant, and restraining Toomy and or TC from any direct or indirect association with any person, firm, corporation, association, partnership, venture or other entity engaging in business in competition with Hops or its affiliates in the Restricted Territory, whether directly or indirectly. Nothing herein shall be construed as prohibiting Hops from pursuing any other remedies available to it by law or by this Agreement for breach, violation or threatened breach or violation of the provisions of this covenant, including, by way of illustration and not by way of limitation, the recovery of damages from Toomy and TC or any other person, firm, corporation or entity. The provisions of this covenant shall survive the termination of this Agreement for the purpose of providing Hops with the protection of the covenants of Toomy provided herein.

         (iii) Toomy and TC hereby acknowledge that this covenant is a reasonable and necessary requirement of Hops for the protection of the legitimate and valid business interests of Hops and other restaurant operators under the System. Toomy and TC hereby agree that this covenant is a reasonable and necessary restraint of trade and does not violate the Sherman Antitrust Act, the Florida Antitrust Act or the common law. The parties hereto specifically acknowledge and agree, for all purposes, that the specified time period and the specified geographical area set forth in this covenant is both reasonable and necessary for the protection of Hops' interests.

         (iv) Should an action have to be brought by Hops against Toomy or TC to enforce this covenant, the period of restriction shall be deemed to begin running on the date of entry of an order granting Hops preliminary injunctive relief and shall continue uninterrupted for the next succeeding five (5) year period. Toomy and TC acknowledge and agree that the intent and purpose of this covenant is to preclude Toomy and TC from competing with Hops for a full five (5) year period and that such purpose and effect would be frustrated by measuring the period of restriction from the date of termination of Toomy's or TC's last Operating Agreement where Toomy or TC failed to honor this covenant until directed to do so by court order.

         (v) The restrictions contained in Section 6(a) above shall not apply to ownership of less than two percent (2%) of the shares of a company whose shares are listed and traded on a national securities exchange, if such shares are owned for investment only, and are not owned by an officer, director, employee or consultant of such publicly traded company.

7.    DISPUTE RESOLUTION.

      (a) In the event there should arise any misunderstanding or disagreement between the parties as to the compliance with the terms and conditions of this Agreement, or as to whether either party has grounds hereunder entitling it to terminate this Agreement, or any other dispute related to this Agreement including arbitrability of the dispute, it is mutually agreed that such differences, if they cannot be satisfactorily resolved between the parties within thirty (30) days after either party seeking arbitration delivers notice of same to the other party, shall be submitted to a single arbitrator, if the parties agree upon one; otherwise, to a board of three arbitrators, of whom one shall be selected by each party within twenty (20) days after such 30-day period, and a third arbitrator shall be selected by these two selected arbitrators. If one of the parties fails to timely select an arbitrator, the arbitrator that was timely selected shall be the sole arbitrator. If neither party timely selects an arbitrator, the first arbitrator selected thereafter shall be the sole arbitrator, no others being appointed. Where each of the parties timely selects an arbitrator, said arbitrators will have ten (10) days from the end of the twenty (20) day period to select the third arbitrator. In the event the arbitrators are unable to timely agree on the third arbitrator, either party may petition any official of the American Arbitration Association for appointment of the third arbitrator and the parties agree to accept any arbitrator appointed by such official subject to the limitations hereof. Arbitrators must be reasonably independent of the parties and their principals. Persons who are hereby expressly disqualified to serve as arbitrators are principals of the parties, relatives of said principals, employees of the parties or said principals, persons not residing within 100 miles of Tampa, Florida, attorneys, accountants and other business persons having professional or business relationships with the parties or said principals.

      (b) Arbitration shall proceed in accordance with the rules of the American Arbitration Association. The arbitration shall be conducted in Tampa, Florida. The arbitrators shall have all the powers permitted arbitrators under the laws of the State of Florida. The decision and award of such single arbitrator, if only one is used, or any two of such board if three are used, as the case may be, shall be final and binding upon the parties, their heirs, legal representatives, successors and assigns respectively, and shall have the same force and effect as though such decision had been handed down by a court of final jurisdiction. The cost of arbitrator(s) is to be shared equally by the parties. Each party shall be responsible for and shall pay for the expenses of presenting its respective case, including depositions, attorney's fees and costs and witness fees which expenses shall not be subject to award by the arbitrator(s), nor shall such expenses be subject to award by any court or other judicial authority. The parties shall deposit, at the beginning of the arbitration process, with the arbitrator(s) an amount equal to the estimated costs (including arbitrators' time charges) of the total arbitration. Arbitrators' time charges shall be at the same rate for all arbitrators. Each of the parties hereto covenants to abide by any arbitration decision.

      (c) In the event that it becomes necessary for any party to this Agreement to enforce a decision of arbitration through legal proceedings, the parties hereby agree that the Circuit Court for the Thirteenth Judicial Circuit in and for Hillsborough County, Florida, Tampa Division, and the United States District Court for the Middle District of Florida, Tampa Division, shall have exclusive jurisdiction to hear and determine any such matters. Each party hereby expressly submits and consents in advance to such jurisdiction and venue in any action or proceeding whether commenced by or brought against them in either of such Courts. In any such court proceeding the prevailing party shall be entitled to reimbursement of all costs and expenses, which may be reasonably incurred or paid in connection therewith, including without limitation, attorney's fees and costs at the trial court and appellate court levels.

8. REPRESENTATIONS AND WARRANTIES. Toomy and TC hereby jointly and severally acknowledge, represent, warrant and agree as follows:

      (a) Toomy acknowledges that all documents, records and books pertaining to the Partnership, the Initial Restaurant and the proposed Additional Restaurants have been made available for inspection by him, his attorney, his accountant and/or his other advisors. Toomy and/or his advisors have had a reasonable opportunity to ask questions of and receive answers from representatives of Hops and HSF concerning the Partnership, the Initial Restaurant and the proposed Additional Restaurants, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information contained in all documents and materials that have been made available to him and/or his advisors. All such questions have been answered to the full satisfaction of Toomy.

No oral representations have been made or oral information furnished to Toomy or his advisors in connection with his review of the documents, records and books pertaining to the Partnership, the Initial Restaurant and the proposed Additional Restaurants that were in any way inconsistent with such documents, records and books.

      (b) Toomy has been advised by Hops and HSF that the Partnership was formed for the purpose of developing and operating certain "Hops Grill & Bar" restaurants in the Territory; provided, however, that the decision as to the actual development and the timing of the actual development of the Initial Restaurant and the Additional Restaurants will rest solely with Hops and HSF and may be influenced by numerous factors beyond the control of Hops, HSF, and Toomy, some of which may not relate to the Partnership or its restaurant operations and accordingly, the Initial Restaurant and the Additional Restaurants may not be built in accordance with the original schedule, if any, developed by Hops and HSF and, it is possible that, in a worst case, all or a portion of the Initial Restaurant and the Additional Restaurants may not be constructed. Additionally, once constructed, any decision regarding the continued operation of some or all of the Initial Restaurant or the Additional Restaurants, if any, will rest solely with HSF and may be influenced by factors unrelated to the business of the Partnership.

      (c) Toomy is aware that HSF is an affiliate of Hops and that as a part of its business operations, Hops will be actively involved in the development and operation of restaurants other than those to be owned and operated, directly or indirectly, by the Partnership and that Toomy shall have no right in or to any of the portion of the business operations or opportunities of Hops or its affiliates other than those specifically granted to Toomy herein. Toomy acknowledges that some of the restaurants that may be developed, directly or indirectly, by Hops (other than the Initial Restaurant or the Additional Restaurants to be developed hereunder) may directly or indirectly compete with the restaurants to be developed and operated hereunder.

      (d) Toomy (i) has adequate means of providing for his current needs and possible personal contingencies, (ii) has no need for liquidity with respect to his interest in the Partnership, (iii) is able to bear the substantial economic risk of holding his interest in the Partnership for an indefinite period, (iv) can afford a complete loss of his contributions to and obligations with respect to the Partnership, and (v) does not have an overall commitment to assets that are not readily marketable that is disproportionate to his net worth, and Toomy's purchase of his interest in the Partnership will not cause such overall commitment to become excessive.

      (e) Toomy acknowledges and agrees that it is the parties' belief that, in his hands, his interest in the Partnership does not constitute a security under the Securities Act of 1933, as amended (the "Act"), or any applicable securities laws. Toomy understands that neither the offering nor the sale of his interest in the Partnership has been registered under the Act or any state securities laws. Toomy further understands that in the event his interest in the Partnership were determined to constitute a security under the Act or any applicable state securities laws, his interest in the Partnership would have to be held indefinitely unless (i) the sale or other transfer thereof were registered under the Act, or (ii) an exemption from such registration were available. Toomy further understands that (i) HPI has the right to purchase his interest in the Partnership in the circumstances and on the terms specified in the Partnership Agreement, and (ii) the transferability of his interest in the Partnership is subject to the requirements of this Agreement and the Partnership Agreement.

      (f) Toomy's interest in the Partnership is being purchased solely for his own account and not for the account of any other person and not for distribution, assignment or resale to others and no other person has a direct or indirect beneficial interest in Toomy's interest in the Partnership.

      (g) Toomy hereby confirms to Hops, HSF and the Partnership that neither the entry of performance of this Agreement or the Agreements for the Partnership or any Second-Tier Partnership will cause Toomy to breach any existing agreement or obligation of Toomy with any other person or entity.

9.    MISCELLANEOUS.

      (a) Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed or telexed, or sent express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed or telexed, or if mailed, two days after the date of mailing, as follows:

                          Hops:
                          3030 North Rocky Point Drive West
                          Suite 650
                          Tampa, Florida  33607
                          Attention: David L. Mason

                          Toomy:
                          7701 Newport Lane
                          Parkland, Florida  33067

                          Toomy CLN, Inc.:
                          7701 Newport Lane
                          Parkland, Florida  33067
                          Attention: Kevin Toomy


      (b) BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns; provided, except as provided in Section 9(h) hereof that this Agreement may not be assigned by any party without the consent of the other party to this Agreement.

      (c) AMENDMENT. This Agreement may be amended only by an instrument in writing executed by all of the parties to this Agreement.

      (d) ENTIRE AGREEMENT. This Agreement, including the exhibits and other documents referred to herein which form a part hereof, contains the entire understanding of the parties with respect to the transactions contemplated hereby and supersede all prior arrangements or understandings with respect thereto. There are no restrictions, agreements, promises, warranties, covenants, or undertakings other than those expressly set forth herein or therein

      (e) COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

      (f) GOVERNING LAW. This Agreement shall be governed by the laws of the State of Florida (regardless of the laws that might be applicable under principles of conflicts of law) as to all matters including, but not limited to, matters of validity, construction, effect and performance.

      (g) SEPARABILITY. If any section, subsection or other provision of this Agreement, or the application of such section, subsection or provision, is held invalid, then the remainder of this Agreement and the application of such section, subsection or provision to person or circumstance other than those with respect to which it is held invalid, shall not be affected thereby.

      (h) ASSIGNMENT. Except as provided in this Section 9(h), neither this Agreement nor the rights hereunder may be assigned by Toomy or TC. The parties hereto understand that Toomy's participation in the Initial Restaurant and the Additional Restaurants, if any, will be through TC. Toomy and TC hereby agree that Toomy shall, at all times, retain a minimum of 51% of the equity interest in and absolute voting and other control of TC. Toomy may sell or otherwise assign up to 49% of the equity of TC to persons who have received the prior written approval of Hops (which approval shall not be unreasonably delayed or withheld). Any such transferee of an interest in such corporation may be required, as a condition to the consent of Hops, to execute reasonable confidentiality and transfer agreements as are deemed necessary by Hops to assure the compliance by such transferees with the spirit of this Agreement. Additionally, the Bylaws of TC shall reflect that the issuance and transfer of shares of stock (or other equity interests in such corporation) is restricted by the terms of this Agreement and the following legend shall appear conspicuously upon the face of each stock certificate of (or certificate otherwise representing an interest in) such corporation: "The transfer of this stock (or interest) is subject to the terms and conditions of a Development Option Agreement dated October 7, 1996 by and between Toomy and Hops and the Bylaws of the corporation." Toomy hereby acknowledges that the purpose of the aforesaid transfer restrictions and procedures is to protect the trademarks, trade secrets and operating procedures of Hops. Toomy and TC hereby acknowledge that non-compliance with the transfer restrictions and procedures set forth in this
Section 9(h) shall constitute a breach of this Agreement by Toomy and TC.


                         [SIGNATURES ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date first above written.

                                    HOPS:

                                    HOPS GRILL & BAR, INC.


                                    By: /s/ DAVID L. MASON
                                       ----------------------------
                                        David L. Mason, President


                                    TC:

                                    TOOMY CLN, INC.


                                    By: /s/ KEVIN TOOMY
                                       ---------------------------
                                        Kevin Toomy, President


                                    TOOMY:


                                     /s/ KEVIN TOOMY
                                    ------------------------------
                                    Kevin Toomy, Individually